EXHIBIT 10.72

EXECUTION COPY

CONSULTING SERVICES AGREEMENT
Condor Energy Technology LLC – South Texas Reservoir Alliance LLC
Northern Oklahoma – Southern Kansas

This CONSULTING SERVICES AGREEMENT (this “Agreement”) is entered into as of the Effective Date (as hereinafter defined) by Condor Energy Technology LLC, a Nevada limited liability company whose address is 4590 Deodar, PO Box 3540, Silver Springs, Nevada 89429 (“Condor”) and South Texas Reservoir Alliance LLC, a Delaware limited liability company whose address is 1416-B Campbell Rd, Suite 204, Houston, TX 77055 (“STXRA”).

RECITALS

WHEREAS, STXRA has been and shall continue to perform a study (the “Study”) of, and perform certain Services (as hereinafter defined) related to, the oil and gas reserves located under Alfalfa, Beaver, Blaine, Dewey, Garfield, Grant, Harper, Kay, Logan, Major, Noble, Pawnee, Payne, Texas and Woods Counties, Oklahoma and Barber, Chautauqua, Clark, Comanche, Cowley, Edwards, Ellis, Finney, Ford, Gove, Gray, Harper, Haskell, Hodgeman, Kingman, Kiowa, Lane, Logan, Ness, Scott, Sheridan, Sumner, Thomas, and Trego Counties, Kansas within the confines of a distinct and contiguous area of mutual interest that is more particularly described in Exhibit “A” and is outlined in red on the map that is a part of Exhibit “A” (the “AMI”);

WHEREAS, the Study shows and the related Services reveal that there exist remaining oil and gas reserves under the lands covered by the AMI, and these reserves may be recovered through additional drilling;

WHEREAS, for purposes of exploiting these remaining recoverable oil and gas reserves, Condor desires to purchase and develop oil, gas and mineral leasehold interests covering lands located within the geographical confines of the AMI (“AMI Leases”);

WHEREAS, STXRA wishes to support that exploitation with the Study and the Services and Condor wishes to compensate STXRA therefor to the extent that STXRA acquires AMI Leases;

WHEREAS, under Section 1.2 of that certain Consulting Agreement dated November 26, 2011 between Condor and STXRA (the “2011 Consulting Agreement”), STXRA agreed to provide to Condor the acquisition services set forth in such section (the “2011 Acquisition Services”);

WHEREAS, under Section 2.2 of the 2011 Consulting Agreement, Condor agreed to compensate STXRA for the 2011 Acquisition Services on the basis set forth in such section (the “2011 Acquisition Services Compensation”);

WHEREAS, for the term of this Agreement and solely as it applies to the AMI, Condor and STXRA desire to replace and supersede the 2011 Consulting Agreement INSOFAR AND ONLY INSOFAR as it provided for the 2011 Acquisition Services and the 2011 Acquisition Services Compensation;

WHEREAS, this Agreement sets forth the basis upon which STXRA shall present Acquisition Proposals (as hereinafter defined) to Condor and if Condor is successful in acquiring AMI Leases, the basis upon which Condor shall compensate STXRA for the Study and the Services and for assisting Condor in locating and acquiring AMI Leases.

NOW THEREFORE, Condor and STXRA (individually, a “Party” and collectively, the “Parties”) agree as follows:

1.           Definitions:

“2011 Acquisition Services” has the meaning set forth in the Recitals.

“2011 Acquisition Services Compensation” has the meaning set forth in the Recitals.

“2011 Consulting Agreement” has the meaning set forth in the Recitals.

“Acquisition Proposal” means, with respect to AMI Leases, a written proposal that (as may be applicable) includes: (i) a general description and a map of the lands covered thereby; (ii) a description of the leases, including an estimate of the Working Interest and the Net Revenue Interest attributable to the leases; (iii) if the acquisition proposal covers a property that is already producing, a description of the wells, equipment, plants, fixtures, pipelines, personal property, rights-of-way, contracts or agreements identified on or associated with the leases, surface fee and/or oil and gas interests included in the acquisition; (iv) a general description of the producing characteristics, economic profile and hydrocarbon reserves attributable to the leases; (v) the proposed or anticipated purchase price for the leases; (vi) the proposed or anticipated term sheet or purchase and sale agreement for the leases; (vii) the anticipated effective date and closing date for the acquisition; and (viii) the anticipated title and environmental due diligence required in connection with the acquisition.

“AMI Lease” has the meaning set forth in the Recitals.

“AMI Lease Acquisition Compensation” has the meaning set forth in Section 4.

“Agreement” has the meaning set forth in the Preamble.

“Assets” means any assets covered by any Acquisition Proposal or any AMI Lease, whether or not acquired by Condor.

“Closing Services” has the meaning set forth in Section 3.

“Condor” has the meaning set forth in the Preamble.

“Confidential Information” has the meaning set forth in Section 5.

“Effective Date” has the meaning set forth in Section 2.

“Gross Oil and Gas Acres” with respect to the oil and gas estate in lands covered by an AMI Lease, means the total number of gross acres covered by such AMI Lease.

“Net Oil and Gas Acres” or “NOGA” with respect to the oil and gas estate in lands covered by an AMI Lease, means the product of (i) the percentage oil and gas interest ownership of the lessor under such AMI Lease, (ii) the percentage Working Interest of Condor in such AMI Lease and (iii) the Gross Oil and Gas Acres of such AMI Lease.

“Net Revenue Interest” means, with respect to an AMI Lease, the percentage share in all oil, gas and other minerals produced from such AMI Lease after the satisfaction of applicable lessor royalties, overriding royalties, production payments, liens or charges against and other payments out of or measured by the production of oil, gas and other minerals from or under such AMI Lease.

“Party” has the meaning set forth in the Recitals.

“PEDCO” means Pacific Energy Development Corp., a Member of Condor.

“PSA” has the meaning set forth in Section 2.

“Representatives” has the meaning set forth in Section 5.

“Services” has the meaning set forth in Section 3.

“Study” has the meaning set forth in the Recitals.

“Study Services” has the meaning set forth in Section 3.

“STXRA” has the meaning set forth in the Preamble.

“Working Interest” means a leasehold interest in an AMI Lease and all rights and obligations of every kind and character pertinent thereto or arising therefrom, without regard to any valid lessor royalties, overriding royalties and other burdens against production, insofar as said interest in such AMI Lease is burdened with the obligation to bear and pay the cost of exploration, development and operation.  When used in a numerical sense, “Working Interest” or “WI” means a percentage of the entire leasehold interest in an AMI Lease.

2.           The AMI:

(a) The AMI shall become effective on the 1st day of June 2012 (the “Effective Date”) and shall remain in force and effect for a period of one (1) year.

(b) From time to time, STXRA shall identify and present to Condor Acquisition Proposals for the purchase of AMI Leases under this Agreement.  For so long as the AMI remains in full force and effect, STXRA shall present each Acquisition Proposal to Condor before it presents such proposals to any other party.

(c) If STXRA presents an Acquisition Proposal for the purchase of AMI Leases to Condor, Condor shall have a period of ninety (90) days after the receipt of such Acquisition Proposal to make an election to purchase the AMI Leases.  Condor shall evidence its election to purchase the AMI Leases executing a written agreement with the owners (or their duly authorized representatives) of the AMI Leases, in the form of a letter of intent, memorandum of understanding, offer letter or other similar written agreement.  If Condor elects not to purchase the AMI Leases within such ninety (90) day period, or if it makes an election to purchase the AMI Leases but fails to either (i) enter into a binding purchase and sale agreement (a “PSA”) for the acquisition of the same within one-hundred eighty (180) days after receipt of the Acquisition Proposal or (ii) fails to consummate the purchase and sale of the AMI Leases in accordance with the terms of such PSA, then STXRA shall be free to purchase the AMI Leases covered by such Acquisition Proposal or to present the Acquisition Proposal to any other party, and Condor shall have no further right, title or interest in the Acquisition Proposal or the AMI Leases covered thereby.

(d) If within twelve (12) months following its receipt of an Acquisition Proposal, Condor acquires any AMI Leases covered by the proposal or Condor enters into any substantive negotiations, a letter of intent or definitive agreement which ultimately results in the acquisition of any AMI Leases covered by the Acquisition Proposal, then the AMI Leases so acquired shall be subject to this Agreement.

3.           The Study and the Services:

(a) In connection with developing Acquisition Proposals, STXRA has been and shall continue to perform a Study of and certain services related to the oil and gas reserves located under the AMI for the benefit of Condor.  The services consist of land, geological, engineering and financial services, including the generation, creation, construction and/or management of (i) presentations of the oil and gas potential within the AMI, (ii) geologic maps for the AMI; (iii) type curve analyses for select wells producing in and around the AMI, (iv) individual well economic models; (v) drilling and completion cost estimates, (vi) development economic models, (vii) preliminary analyses of the lands available to be leased within the AMI (viii) engineering and geologic work required to assist Condor in evaluating Acquisition Proposals; (ix) financial plans and presentations (collectively, the “Study Services”).  As a result of the Study and the Study Services, STXRA shall present Acquisition Proposals to Condor.

(b) If Condor elects to attempt to acquire or acquire the AMI Leases covered by an Acquisition Proposal, then SXTRA shall assist Condor with the (i) negotiation, drafting of definitive documentation (including any applicable letter of intent, memorandum of understanding, offer letter or other similar written agreement) and closing of the acquisition contemplated in the Acquisition Proposal, (ii) due diligence required by the Acquisition Proposal, and (iii) initial drilling and operational matters with respect to development of the AMI Leases (the “Closing Services”, and together with the Study Services, the “Services”).

(c) TO THE EXTENT AND ONLY TO THE EXTENT that the Study and the Services result in the acquisition of AMI Leases by Condor, Condor and STXRA shall have the exclusive joint use and ownership of the Study, and if requested by Condor, the Parties shall treat the Study as Confidential Information.

4.           Compensation to STXRA for the Purchase of AMI Leases:

Upon the acquisition by Condor of any AMI Leases covered by an Acquisition Proposal, STXRA shall earn a fee equal to $75 per Net Oil and Gas Acre covered by and included in the AMI Leases acquired by Condor (the “AMI Lease Acquisition Compensation”).  Condor shall pay STXRA the AMI Lease Acquisition Compensation within ten (10) days after the date of closing on the applicable acquisition on the following basis:  (i) eighty percent (80%) of the AMI Lease Acquisition Compensation shall be paid in cash; and (ii) twenty percent (20%) of the AMI Lease Acquisition Compensation shall be paid in shares of preferred stock of PEDCO, of such series as is being issued and sold by PEDCO at the time of the acquisition.  For purposes of this Agreement, the value per share of the PEDCO preferred stock shall be deemed to be the price per share for which PEDCO is issuing and selling such series of preferred stock to third parties at the time of the acquisition.

5.           Confidentiality:

Except as required by applicable law or judicial order or decree or by any governmental entity, Condor and STXRA shall (and shall cause each of their respective agents or other Representatives) keep confidential all non-public information received from or otherwise relating to the other Party, this Agreement and the AMI, including but not limited to geologic data, land data, engineering data, production data, logs, maps, interpretations, calculations, analysis, financial models, drilling plans, operational information, lease data, run sheets, seismic, petrophysical data, fluid analysis, price information, drilling data, Petra databases, cross-sections, presentations, and physical print outs INSOFAR AND ONLY INSOFAR as they pertain to any AMI Leases that Condor acquires under the terms of this Agreement (“Confidential Information”) and will not, and will not permit their respective agents or other Representatives to (i) disclose Confidential Information to any other person other than (x) to another party hereto for a valid business purpose under the Agreement, or (y) in carrying out STXRA’s duties in the best interests of the Parties under the Agreement, or (ii) use Confidential Information for anything other than as necessary and appropriate in carrying out the business of the Parties under the Agreement.  The restrictions set forth in this Agreement do not apply to any disclosures relating to U.S. federal and state income tax treatment and tax structure of the transactions contemplated hereby and all materials of any kind (including opinions and tax analyses) relating to the tax treatment and tax structure and to any disclosures required by law or regulatory authority (pursuant to the advice of counsel), so long as (x) the person subject to such disclosure obligations provides prior written notice (to the extent reasonably practicable) to the other Party stating the basis upon which the disclosure is asserted to be required, and (y) the person subject to such disclosure obligations takes all reasonable steps to oppose or mitigate any such disclosure.  As used in this Agreement the term “Confidential Information” shall not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by a Party or its agents, counsel, investment advisers or Representatives (all such persons being collectively referred to as “Representatives”) not in violation of this Agreement, (ii) is or was available to Condor or STXRA on a non-confidential basis prior to its disclosure to the other Party or its Representatives, (iii) was or becomes available to Condor or STXRA on a non-confidential basis from a source other than the other Party, which source is or was (at the time of receipt of the relevant information) not, to the best of Condor’s or STXRA’s knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the other Party or another person, or (iv) pertains to AMI Leases which Condor elects not to or fails to purchase under Section 2(c) of this Agreement.

6.           Arbitration:

ANY UNRESOLVED DISPUTE OR CONTROVERSY BETWEEN THE PARTIES ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT SHALL BE SETTLED EXCLUSIVELY BY ARBITRATION, CONDUCTED IN ACCORDANCE WITH THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION THEN IN EFFECT.  THE PARITES WILL EQUALLY SHARE THE ADMINISTRATIVE COSTS OF ANY ARBITRATION UNDER THIS AGREEMENT, INCLUDING THE ARBITRATOR’S FEES.  THE ARBITRATOR SHALL NOT HAVE THE AUTHORITY TO ADD TO, DETRACT FROM OR MODIFY ANY PROVISION HEREOF.  THE ARBITRATOR SHALL HAVE THE AUTHORITY TO ORDER REMEDIES WHICH PARTIES COULD OBTAIN IN A COURT OF COMPETENT JURISDICTION.  A DECISION BY THE ARBITRATOR SHALL BE IN WRITING AND WILL BE FINAL AND BINDING.  JUDGMENT MAY BE ENTERED ON THE ARBITRATOR’S AWARD IN ANY COURT HAVING JURISDICTION.  THE ARBITRATION PROCEEDING SHALL BE HELD IN HOUSTON, TEXAS, UNITED STATES OF AMERICA.

7.           2011 Consulting Agreement:

For the term of this Agreement and only as to the AMI, the 2011 Acquisition Services and the 2011 Acquisition Services Compensation shall become of no force and effect, and to that extent only this Agreement shall replace and supersede Sections 1.2 and 2.2 of the 2011 Consulting Agreement.

8.           Disclaimers:

(a)          STXRA MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED AND (II) STXRA EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO CONDOR OR ANY OF ITS AFFILIATES, EMPLOYEES, AGENTS, CONSULTANTS OR REPRESENTATIVES (INCLUDING, WITHOUT LIMITATION, ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO CONDOR BY ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT, CONSULTANT, REPRESENTATIVE OR ADVISOR OF STXRA OR ANY OF THEIR AFFILIATES) IN CONNECTION WITH THE STUDY OR THE SERVICES.

(b)          WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, STXRA EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, AS TO (I) TITLE TO ANY OF THE ASSETS, (II) THE CONTENTS, CHARACTER OR NATURE OF ANY PETROLEUM ENGINEERING REPORT OR ANY ENGINEERING, GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION RELATING TO THE ASSETS, (III) THE QUANTITY, QUALITY OR RECOVERABILITY OF HYDROCARBONS IN OR FROM THE ASSETS, (IV) ANY ESTIMATES OF THE VALUE OF THE ASSETS OR FUTURE REVENUES GENERATED BY THE ASSETS, (V) THE PRODUCTION OF HYDROCARBONS FROM THE ASSETS, (VI) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE ASSETS, (VII) THE CONTENT, CHARACTER OR NATURE OF ANY INFORMATION MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY STXRA OR THIRD PARTIES WITH RESPECT TO THE ASSETS, (VIII) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE TO CONDOR, ITS AFFILIATES OR THEIR EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE ACQUISITION PROPOSALS OR ANY DISCUSSION OR PRESENTATION RELATING THERETO, AND (IX) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT.

(c)          WITH RESPECT TO THE ASSETS, STXRA EXPRESSLY DISCLAIMS AND NEGATES, AND CONDOR HEREBY WAIVES (I) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (II) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (III) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (IV) ANY RIGHTS OF CONDOR UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, (V) ANY CLAIMS BY CONDOR FOR DAMAGES BECAUSE OF REDHIBITORY VICES OR DEFECTS, WHETHER KNOWN OR UNKNOWN AS OF THE EFFECTIVE TIME OR THE CLOSING DATE, AND (VI) ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER APPLICABLE LAW; IT BEING THE EXPRESS INTENTION OF BOTH CONDOR AND STXRA THAT ANY ASSETS ACQUIRED BY CONDOR SHALL BE THEIR THEN PRESENT CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS,” WITH ALL FAULTS, AND THAT CONDOR HAS MADE OR SHALL MAKE PRIOR TO CLOSING ON ANY ASSETS SUCH INSPECTIONS AS CONDOR DEEMS APPROPRIATE.

(d)          STXRA HAS NOT AND WILL NOT MAKE ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, REGARDING ANY MATTER OR CIRCUMSTANCE RELATING TO ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT, THE PROTECTION OF HUMAN HEALTH, SAFETY, NATURAL RESOURCES OR THE ENVIRONMENT OR ANY OTHER ENVIRONMENTAL CONDITION OF THE ASSETS, AND NOTHING IN THIS AGREEMENT OR IN CONNECTION WITH THE STUDY OR THE SERVICES SHALL BE CONSTRUED AS SUCH A REPRESENTATION OR WARRANTY.  WITH RESPECT TO ANY ASSETS ACQUIRTED BY CONDOR, CONDOR SHALL BE DEEMED TO BE TAKING THE ASSETS “AS IS” AND “WHERE IS,” WITH ALL FAULTS FOR PURPOSES OF THEIR ENVIRONMENTAL CONDITION, AND CONDOR SHALL MAKE OR CAUSED TO BE MADE SUCH ENVIRONMENTAL INSPECTIONS AS CONDOR DEEMS APPROPRIATE.

(e)          STXRA HAS NOT AND WILL NOT MAKE ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, REGARDING ANY MATTER OR CIRCUMSTANCE RELATING TO TITLE TO THE ASSETS, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE ACCURACY OF THE AMOUNT OF GROSS MINERAL ACRES OR NET MINERAL ACRES INCLUDED IN THE ASSETS, AND AT ANY CLOSING ON THE ASSETS, CONDOR SHALL BE DEEMED TO BE TAKING THE ASSETS “AS IS” AND “WHERE IS,” WITH ALL FAULTS FOR PURPOSES OF TITLE.

(f)           STXRA AND CONDOR AGREE THAT THE DISCLAIMERS CONTAINED IN THIS SECTION 8 ARE “CONSPICUOUS” DISCLAIMERS FOR THE PURPOSES OF ANY APPLICABLE LAW, RULE OR ORDER.

9.           General Provisions:

(a)  Anything herein contained to the contrary notwithstanding, all notices, requests, or consents under this Agreement shall be (i) in writing, (ii) delivered to the recipient in person, by courier or mail or by facsimile, telegram, telex, cablegram, e mail, or similar transmission to the address shown in the Preamble to this Agreement or such other address as the Party may specify by notice to the other Party, and (iv) effective when delivered.  Whenever any notice is required to be given by applicable law or this Agreement, a written waiver thereof, signed by the Party entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  In order to be effective, any notice, request or consent delivered by email must be confirmed by the recipient by return email within eight (8) hours of the transmission of the notice, request or consent.

(b)  This Agreement constitutes the entire agreement of the Parties relating to the subject matter hereof and supersedes all prior contracts or agreements with respect thereto, whether oral or written.

(c)  A waiver or consent, express or implied, to or of any breach or default by any Party in the performance by that Party’s obligations under this Agreement is not a consent or waiver to or of any other breach or default in the performance by that Party of the same or any other obligations of that Party under this Agreement.

(d)  This Agreement is binding on and inures to the benefit of the Parties and their respective legal representatives, successors, and assigns; provided that, STXRA shall have no right to assign any of its rights and obligations under this Agreement without the advance written consent of Condor.

(e)  THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (EXCLUDING ITS CONFLICT-OF-LAWS RULES).  If any provision of this Agreement or the application thereof to any Party or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Parties or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by applicable law.

(f)  Unless the context requires otherwise:  (a) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine, and neuter; (b) the word “including” means “including, without limitation”; (c) references to sections refer to sections of this Agreement; and (d) references to Exhibits are to the Exhibits attached to this Agreement, each of which is made a part hereof for all purposes.

(g)  In connection with this Agreement and the transactions contemplated hereby, each Party shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

(h)  This Agreement may be executed in any number of counterparts, all of which shall constitute the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the date first set forth above.

CONDOR ENERGY TECHNOLOGY LLC:

By:	/s/ Clark R. Moore
Clark R. Moore
Executive Vice President and General Counsel

SOUTH TEXAS RESERVOIR ALLIANCE LLC:

By:	/s/ Sean Fitzgerald
Sean Fitzgerald
Manager